SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    APRIL 28, 2003
                                                       ------------------


                         CONSUMERS FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        Pennsylvania                    0-2616                   23-1666392
        ------------                    ------                   ----------
(State or Other Jurisdiction   (Commission file Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


      132 Spruce Street, Cedarhurst, NY                           11516
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      (Address of Principal Executive Offices)                  (Zip Code)


        Registrant's telephone number, including area code (516) 792-0900
                                                           --------------



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Item  5.  Other  Events  and  Regulation  FD  Disclosure.
          ----------------------------------------------

     Consistent with its disclosure in its annual report on Form 10-K for the fiscal year ended December 31, 2002, filed on April 14, 2003, that it is has started to shift its operating focus towards the real estate, construction management and medical technology industries, Consumers Financial Corporation (the "Company") announced the following recent developments:

1. The Company's majority shareholder, CFC Partners, Ltd. ("CFC Partners"), has entered into agreements to acquire a garden apartment complex in Springfield, IL and a high-rise residential building in Chicago, IL. CFC Partners intends to assign all of its rights and obligations under these agreements to the Company within the next 30 days. The Company is negotiating the acquisition of several additional garden apartment complexes in other areas and is negotiating with a town in Long Island, NY to acquire a residential property for the purpose of developing condominiums and townhouses; and

2. The Company has entered into a letter of intent with a leading radiologist and operator of several radiology centers in the metropolitan New York area to purchase, develop and operate positron emission tomography imaging (P.E.T.)
centers  initially  in  the  New  York  area.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of April, 2003.


                                    CONSUMERS FINANCIAL CORPORATION


                                    By:    /s/ Donald J. Hommel
                                           --------------------
                                           Donald J. Hommel
                                           President and Chief Executive Officer


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